Exhibit 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 2003, except for Note 2, Note 4 and Note 13, which are as of May 6, 2004, relating to the financial statements and financial statement schedule of Kulicke and Soffa Industries, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 30, 2004